Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 19, 2005 with respect to the financial statements of Brookdale Living Communities, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Ventas, Inc. (the "Company") for the registration of 14,653,929 shares of common stock of the Company.

                      /s/ Ernst & Young LLP

Chicago, Illinois
April 26, 2005